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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statements Nos. 333-16905, 333-22749, 333-96393, 333-38626, 333-99749, and 333-99751 of
Forrester Research, Inc. on Form S-8 of our reports dated March 14, 2005, and the effectiveness of Forrester Research, Inc.'s internal control over financial reporting, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Boston, Massachusetts
March 14, 2005